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                                                                     Exhibit 4.1


                                                    Form of Specimen Certificate

                                            Securities Code 716 463       DM5.--

                  SAP Aktiengesellschaft Systeme, Anwendungen,
                       Produkte in der Datenverarbeitung

                                                                      NO. 000000

                              One Preference Share

                        Nominal Value Five German Marks

                             -without voting right-

  Pursuant to the Articles of Association, the holder of this Preference Share holds a share of Five German Marks in SAP Aktiengesellschaft Systeme,
       Anwendungen, Produkte in der Datenverarbeitung, Walldorf, Germany

                             Walldorf, ______ 1998

                  SAP Aktiengesellschaft Systeme, Anwendungen,
                       Produkte in der Datenverarbeitung

                              Supervisory Board          Management Board

                              (Signature)                (Signature)(Signature)

                              Chairman


                                                         ----------------------
                                                            Control Signature

The foregoing is a true and accurate English translation.        June 22, 1998

                                           /s/  Dr. Peter Zencke
                                           ------------------------------------
                                           Name:  Dr. Peter Zencke
                                           Title: Member of the Executive Board


                                           /s/  Dieter Matheis
                                           ------------------------------------
                                           Name:  Dieter Matheis
                                           Title: Principal Financial Officer